UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

(619) 544-9177
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 10, 2012, Umami Sustainable Seafood Inc. (the “Company”) and its subsidiaries exercised their right to realize on the pledge of 8,980,000 shares of the Company’s common stock pursuant to that certain Pledge Agreement, dated as of May 15, 2012, by and among, Aurora Investments efh, an Icelandic corporation (“Aurora”), Atlantis Group hf, an Icelandic corporation (“Atlantis Group”), Baja Aqua Farms S.A. de C.V., a corporation incorporated in Mexico (“Baja”), Atlantis Co. Ltd. (“Atlantis Co.”) and the Company and that certain Pledge Agreement, dated as of May 15, 2012, by and among Aurora, Atlantis Group, Kali Tuna d.o.o., a corporation incorporated in Croatia (“Kali Tuna”), Atlantis Co. and the Company. As a result, 6,000,000 shares of the Company’s common stock were realized from Atlantis Co. and 2,890,000 shares of the Company’s common stock were realized from Aurora, all in connection with the outstanding receivable balance owed to the Company and its subsidiaries by Atlantis Group and Atlantis Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December 2012.

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/ Timothy P. Fitzpatrick
Timothy P. Fitzpatrick
Chief Financial Officer

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